FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, July 29, 2015

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”) (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2015.  The dividend will be payable to stockholders of record as of August 21, 2015 and is expected to be paid on August 28, 2015.  The Company has 7,006,883 shares of common stock outstanding.

Media Contact David Kuhl (618) 656-6122